Exhibit 10.3

SPECTRUM PHARMACEUTICALS, INC.

TERM SHEET FOR 2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

Spectrum Pharmaceuticals, Inc. hereby awards to the Participant named below (the “Award”) the number of Shares of Restricted Stock that are covered by this Award as specified below on the terms and subject to the conditions set forth in this Term Sheet, the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”) and the Plan’s Standard Terms and Conditions (the “Standard Terms and Conditions”), each as amended from time to time (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between the Participant and the Company). This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement. If the Award Agreement conflicts with the Plan, the Plan will control. Capitalized terms not explicitly defined herein are defined in the Plan.

Name of Participant:

Grant Date:

Number of Shares of Restricted Stock:

Purchase Price per Share (if applicable):

Vesting Commencement Date:	☐ Same as Grant Date
☐ Date:

Vesting Schedule:

By accepting this Term Sheet, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of the Award Agreement and the Plan.

Participant acknowledges that Participant has been advised to consult his or her personal tax advisor as to the specific tax consequences of this Award and whether an election under Section 83(b) the Internal Revenue Code of 1986, as amended, with respect to this Award would be in Participant’s best interests in light of Participant’s personal tax situation.

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award to be executed by its duly authorized officer.

SPECTRUM PHARMACEUTICALS, INC.

Name
Title

[Participant/Spouse Signature page follows on the reverse side of this Term Sheet]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s intranet.

PARTICIPANT

Signature

By his or her signature below, the spouse of the Participant, if Participant is legally married as of the date of his or her execution of this Term Sheet, acknowledges that he or she has read this Term Sheet, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Term Sheet, the Standard Terms and Conditions and the Plan.

Name of Spouse	Signature of Spouse

OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Term Sheet.

PARTICIPANT

Signature

SPECTRUM PHARMACEUTICALS, INC.

STANDARD TERMS AND CONDITIONS FOR

RESTRICTED STOCK AWARDS

These Standard Terms and Conditions apply to any Restricted Stock awarded under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “Plan”), which are identified as “Restricted Stock” and are evidenced by a Term Sheet or an action of the Committee that specifically refers to these Standard Terms and Conditions (the Term Sheet and the Standard Terms and Conditions, as in effect at the time of the execution of the Term Sheet, together constituting the “Award Agreement” between Participant and the Company). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK AWARD

The Company has granted to the Participant named in the Term Sheet provided to Participant herewith the number of Shares of Restricted Stock set forth in the Term Sheet, at the purchase price per Share (if applicable) set forth in the Term Sheet, and upon the other terms and subject to the conditions set forth in the Award Agreement and the Plan.

2.	VESTING OF RESTRICTED STOCK

No Shares will be released from the Forfeiture Restriction (as defined in Section 3) before Participant completes the requirements that are necessary for Participant to vest in the Shares of Restricted Stock as set forth in the Term Sheet. The Restricted Stock shall continue to vest, in accordance with the Vesting Schedule set forth in the Term Sheet, so long as Participant remains in Continuous Service with the Company. The Secretary of the Company, or such other escrow holder as the Committee may appoint, may retain physical custody of the certificates, if any, representing the Shares of Restricted Stock (and any dividends or other distributions paid on such Shares) until all of the restrictions imposed pursuant to this Award Agreement lapse or have been removed. As soon as practicable after the date on which the Shares of Restricted Stock vest, in whole or in part, the Company will release to Participant one unrestricted Share in exchange for each Share of Restricted Stock or, if the Shares are held in uncertificated form, then the Company shall remove the notations on any such Shares. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the delivery of Shares hereunder would violate Applicable Law.

3.	RECONVEYANCE UPON TERMINATION OF SERVICE

In the event that Participant’s Continuous Service terminates for any reason, any part of the Award that is unvested as of such termination date shall remain unvested (the “Unvested Shares”) and shall be immediately forfeited without any further action by the Company or the Participant (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unvested Shares and all rights and interests therein or relating thereto and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being forfeited by Participant. In the event any of the Unvested Shares are forfeited under this Section 3, all shares of stock, capital stock or other securities or property received by or distributed to the Participant with respect to the Unvested Shares being forfeited shall also be forfeited.

4.	ESCROW

Participant, by acceptance of this Award, appoints the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unvested Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any acts or omissions with respect to holding the Shares in escrow and while acting in good faith.

5.	RIGHTS AS A STOCKHOLDER

Except as otherwise provided herein, upon issuance of the Shares of Restricted Stock by the Company, Participant shall have all the rights of a stockholder with respect to said Shares of Restricted Stock, subject to the restrictions herein, including the right to vote the Shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect to the Shares of Restricted Stock; provided, however, that any and all cash dividends paid on such Shares of Restricted Stock and any and all Shares, capital stock or other securities or property received by or distributed to the Participant with respect to the Shares of Restricted Stock as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, merger, sale, reclassification, or similar change in the capital structure of the Company shall also be subject to forfeiture in accordance with Section 3 and the restrictions on transfer in Section 8 until such Shares of Restricted Stock are no longer Unvested Shares.

Certificates or equivalent electronic form evidencing Shares of Restricted Stock shall remain in the possession of the Company until such Shares of Restricted Stock have vested in accordance with the terms of the Term Sheet, and shall be released to the Participant in book-entry or equivalent electronic form upon vesting in accordance with Section 2 of these Standard Terms and Conditions.

6.	RESTRICTIONS ON RESALES OF AWARD SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares of Restricted Stock or Shares released as a result of the vesting of Restricted Stock awarded pursuant to the Award Agreement, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other stockholders, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers or (d) restrictions under Applicable Law.

7.	INCOME TAXES

Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the acquisition of the Shares of Restricted Stock. Participant shall consider the advisability of all tax elections in connection with the purchase of the Shares of Restricted Stock, including the making of an election under Section 83(b) of the Code. Participant acknowledges that it is Participant’s sole responsibility and not the Company’s to timely file the election under Section 83(b) of the Code, and the Company and its representatives shall have no obligation or authority to make this filing on Participant’s behalf. In the event Participant determines to make a Section 83(b) election, Participant agrees to provide a copy of the election to the Company within 10 days of making such election.

Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the vesting of Restricted Stock or disposition of Shares released as a result of the vesting of Restricted Stock. The Company shall not be required to release Shares or to recognize the disposition of Shares until such obligations are satisfied.

8.	TRANSFERABILITY OF RESTRICTED STOCK

Except as required by Applicable Law, Restricted Stock shall not be assignable, alienable, saleable, or transferable by Participant except by will or by the laws of descent and distribution provided, however, that Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant with respect to the Restricted Stock on the death of Participant. Restricted Stock may not be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

Notwithstanding the foregoing, Participant may transfer some or all of the Restricted Stock to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Participant (or such Participant’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the Restricted Stock; (ii) the Participant shall notify the

Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to Participant, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

9.	RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDER

Share certificate(s) evidencing any Unvested Shares (if any) shall be endorsed with the following legend and any other legend (s) that may be required by Applicable Law:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN AND THE AWARD AGREEMENT GOVERNING SUCH SHARES, ALL OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

The Company shall not be required (1) to transfer on its books any Shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Award Agreement, or (2) to treat as owner of such Shares of Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10.	CHANGE IN CONTROL

On a Change in Control, any then outstanding and unvested Shares of Restricted Stock shall immediately vest in full and all Forfeiture Restrictions with respect to such vested Shares of Restricted Stock shall automatically terminate immediately prior to the consummation of the Change in Control.

11.	REPRESENTATIONS AND WARRANTIES

Participant acknowledges that the Company may release the Shares upon the vesting of Restricted Stock without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement if the Company is not then publicly traded. Accordingly, Participant agrees that release of Shares upon vesting of Restricted Stock may be expressly conditioned upon Participant’s delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Participant is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Participant that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Participant acknowledges that, because the Shares received upon the vesting of Restricted Stock may be unregistered, Participant may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

Participant acknowledges that Applicable Law may require the placement of certain restrictive legends upon the Shares released upon vesting of Restricted Stock, and Participant hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company may deem necessary or advisable.

Participant acknowledges that he or she shall be solely responsible for the satisfaction of any taxes or interest or other consequence that may arise pursuant to Restricted Stock (including taxes arising under Code Section 409A of the Code), and neither the Company nor the Committee nor anyone other than Participant, or his or her estate or beneficiaries, shall have any obligation whatsoever to pay such taxes or interest or to otherwise indemnify or hold Participant harmless from any or all of such taxes.

12.	THE PLAN AND OTHER AGREEMENTS

In addition to the Award Agreement, the Award shall be subject to the terms of the Plan, which are incorporated into the Award Agreement by this reference. A copy of the Plan, and the accompanying prospectus is available at the Company’s intranet site.

The Award Agreement and the Plan constitute the entire understanding between Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

13.	NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.

14.	GENERAL

In the event that any provision of the Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

Section headings are inserted solely for convenience of reference, and shall not constitute a part of the Award Agreement, nor shall they affect its meaning, construction or effect.

Except as otherwise provided in the Award Agreement or in the Plan, every covenant, term, and provision of the Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

The Award Agreement may be modified or amended at any time, in accordance with the Plan and provided that Participant must consent in writing to any modification that would impair his or her rights under the Award Agreement provided that no such consent shall be required with respect to any modification if the Committee determines in its sole discretion that such modification either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

15.	“MARKET STAND-OFF” CONDITIONS

Participant agrees that, if requested by the Company, Participant will not sell or otherwise transfer or dispose of any Shares held by Participant without the prior written consent of the Company during such period of time.

16.	INTERPRETATION

This Award is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Committee shall have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Award Agreement as are consistent therewith and to interpret or revoke any such rules. Any action, decision, interpretation or determination by the Committee shall be final, binding and conclusive on the Company and Participant. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Award Agreement, or the Award.

17.	NOTICES

Any notice, demand or request required or permitted to be given under the Award Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: Legal Department, and if to Participant, at his or her most recent address as shown in the employment or stock records of the Company.

18.	GOVERNING LAW

The validity, construction, interpretation, and effect of this Award shall be governed by and determined in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflicts of laws.

19.	COUNTERSIGNATURE

The Term Sheet may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument, and is incorporated herein.